FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Union Street Trust II

Series Number	4
Fund	Fidelity Municipal Money Market Fund
Trade Date	6/26/09
Settle Date	7/09/09
Security Name	FL DOT 09A 7/01/10
CUSIP	343136J65
Price	101.431
Transaction Value	$5,715,636.85
Aggregate Offering Value	$67,170,000
% of Offering	8.39%
Underwriter Purchased From	Citigroup Global Markets Inc.
Underwriting Members: (1)	Citigroup Global Markets Inc.
Underwriting Members: (2)	BB&T Capital Markets a division of Scott and Stringfellow, LLC
Underwriting Members: (3)	Fidelity Capital Markets
Underwriting Members: (4)	J.P. Morgan Securities Inc.
Underwriting Members: (5)	Jackson Securities
Underwriting Members: (6)	Loop Capital Markets, LLC
Underwriting Members: (7)	Merrill Lynch & Co.
Underwriting Members: (8)	Morgan Keegan & Company, Inc.
Underwriting Members: (9)	Morgan Stanley & Co. Incorporated
Underwriting Members: (10)	Raymond James & Associates, Inc.
Underwriting Members: (11)	Siebert Brandford Shank & Co., LLC